UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

Sport Endurance, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Prospect Street Brooklyn, NY	11201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On December 12, 2018 (the “Closing Date”), Sport Endurance Inc. (the “Company”) closed a private placement offering (the “Offering”) of 37,066,668 units (the “Units”), each unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) a warrant (the “Warrant,” and collectively, the “Warrants”) to purchase one half of a share of Common Stock. The Units were offered at a fixed price of $0.075 per Unit for gross proceeds of approximately $2.8 million. The Warrants are exercisable over a two-year period at the initial exercise price of $0.15 per share. The Company entered into a Securities Purchase Agreement, dated as of the Closing Date (the “SPA”) with each investor in the Offering.

In connection with the Offering, the Company also entered into a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”) with each investor in the Offering. Pursuant to the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement on Form S-1 (or other applicable form) within 60 days following the Closing Date to register the resale of the shares of Common Stock sold in the Offering and shares of Common Stock issuable upon exercise of the Warrants.

The foregoing description of the Offering, the SPA, the Warrants and the Registration Rights Agreement is a summary only and is qualified in its entirety by the full text of the form of Warrant filed as Exhibit 4.1 hereto, the SPA filed as Exhibit 10.1 hereto, and the Registration Rights Agreement filed as Exhibit 10.2 hereto, in each case incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the Offering is incorporated by reference in this Item 3.02. The offering and sale of the shares of Common Stock in the Offering, the issuance of the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933 (the “Securities Act”) and the Common Stock and Warrants were issued and sold in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder and in Regulation S promulgated under the Securities Act, as applicable.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 13, 2018, the Board of Directors (the “Board”) of the Company elected Michael Young to serve as Chairman of the Board, effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018.

Mr. Young will receive $25,000 in annual compensation for his services as a director and Chairman. In connection with his appointment Mr. Young has also received five-year options to purchase 500,000 shares of the Company’s common stock (the “Options”) at the exercise price of $0.26 per share. The Options will vest in four quarterly installments over a one-year period starting on January 1, 2019.

In December 2018, Mr. Young also acquired 12 million shares of the Company’s common stock pursuant to a securities purchase agreement with David Lelong, the Chief Executive Officer and director of the Company, for a total purchase price of $120,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Form of Warrant
10.1	Form of Stock Purchase Agreement
10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: December 13, 2018	By: /s/ David Lelong
Name: David Lelong
Title: Chief Executive Officer